Third Quarter 2026 Shareholder Letter

"Our teams stayed focused on what matters most, taking care of each other and our guests, and I am incredibly proud of how our 15,000 team members and our licensed partners showed up over the last few months and for the results they produced. Company-operated same-Shack sales grew 2.5%, including 0.8% traffic growth, marking our fifth consecutive quarter of positive traffic. Three components of our strategy continue to drive consistent same-Shack sales growth: strong restaurant operations, culinary excellence that differentiates our brand, and targeted media and digital investments that drive awareness and engagement. We remain focused on executing with excellence, and I am encouraged by our continued operating performance," said Chief Executive Officer, Rob Lynch. "Our third quarter results demonstrate the resilience of our business and the progress we’re making across our strategic priorities. Shack sales grew 15.6% year-over-year to $408.0 million, generating restaurant-level profit of $91.7 million, or 22.5% of Shack sales. Both our owned digital channels and third-party delivery are driving traffic growth, while our owned channels also enable us to capture valuable guest data and drive higher guest lifetime value through personalized engagement," said Chief Financial Officer, Michelle Hook. Q 3 2 0 2 6 H I G H L I G H T S System-wide Sales $644.8m Delivering 12.8% growth year- over-year driven by new Shack openings, strong restaurant operations, and culinary excellence. Same-Shack Sales (SSS) Growth +2.5% SSS includes positive traffic of 0.8%, marking the fifth consecutive quarter of traffic growth and extending our streak of positive same-Shack sales growth to 23 consecutive quarters. Restaurant-level Profit Margin1 22.5% Declining 30bps vs last year driven by increased operating expenses, and investments in labor, partially offset by lower food and paper costs. 2 B U S I N E S S O V E R V I E W 1. Restaurant-level profit, Restaurant-level profit margin, Adjusted EBITDA and Adjusted pro forma net income are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. THIRD QUARTER 2026 HIGHLIGHTS: • Total revenue grew 15.2% year-over-year to $423.3m. • Shack sales grew 15.6% year-over-year to $408.0m. • Licensing revenue grew 4.7% year-over-year to $15.3m. • System-wide sales grew 12.8% year-over-year to $644.8m. • Average weekly sales (AWS) was $75k, down 3.8% year-over-year. • Same-Shack sales (SSS) grew 2.5% year-over-year. • Operating income of $21.5m versus $18.5m last year. • Restaurant-level profit margin1 of 22.5% of Shack sales versus 22.8% last year. • Net income of $17.8m versus $13.7m last year. • Adjusted EBITDA1 of $62.8m, up 16.0% year-over-year. • Net income attributable to Shake Shack Inc. of $16.5m, or earnings of $0.39 per diluted share. • Adjusted pro forma net income1 of $17.8m, or earnings of $0.40 per fully exchanged and diluted share. • Opened 21 new Company-operated Shacks and 16 new licensed Shacks.

$81M $87M $75M $93M $92M 22.8% 22.7% 21.2% 23.0% 22.5% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% 32.0% 34.0% 36.0% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 3Q25 4Q25 1Q26 2Q26 3Q26 $78K $77K $72K $78K $75K 3Q25 4Q25 1Q26 2Q26 3Q26 $367M $401M $367M $418M $423M 3Q25 4Q25 1Q26 2Q26 3Q26 630 659 679 703 738 3Q25 4Q25 1Q26 2Q26 3Q26 $572M $618M $558M $626M $645M 3Q25 4Q25 1Q26 2Q26 3Q26 1. Restaurant-level profit, Restaurant-level profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Adjusted EBITDA1 Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 3 2 0 2 6 H I G H L I G H T S Q3 2026 marked five consecutive quarters of positive traffic and our 23rd consecutive quarter of positive same-Shack sales growth, alongside Q3 record unit expansion and 16% Adjusted EBITDA growth. 3 Total revenue grew 15.2% year-over-year. System-wide sales grew 12.8% year-over-year. AWS was down 3.8% year-over-year. System-wide unit count grew 17.1% year-over-year, including: • 69 new Company-operated Shack openings • 49 new licensed Shack openings • 9 licensed Shack closures • 1 Company-operated Shack closure Adjusted EBITDA increased 16.0% year-over-year and was 14.8% of Total revenue. % label indicates Adjusted EBITDA margin. % label indicates Restaurant-level profit margin.1 Restaurant-level profit grew 13.8% year-over-year and was 22.5% of Shack sales. $54M $56M $37M $61M $63M 14.7% 14.0% 10.1% 14.7% 14.8% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% -$8 $2 $12 $22 $32 $42 $52 $62 3Q25 4Q25 1Q26 2Q26 3Q26 Total Revenue Restaurant-level Profit1

4 TO O U R S H A R E H O L D E R S Our third quarter results delivered on our plan to drive consistent comp sales and traffic growth, including our fifth consecutive quarter of positive traffic. We opened a Q3 record number of Shacks, reinforcing our confidence in the path to our long-term guidance of 1,500 Company-operated Shacks. Despite a pressured consumer, Restaurant-level margins remained healthy at 22.5%, Adjusted EBITDA grew 16.0%, and we opened 21 new Company-operated Shacks, bringing year-to-date openings to 54. Our improvements in restaurant operations continue to elevate the guest experience while delivering strong margins. By pairing the highest quality ingredients with operational excellence and Enlightened Hospitality, we deliver a strong value proposition that reflects our premium positioning. Targeted media and digital investments continue to strengthen guest engagement and drive traffic growth. As we build out our loyalty program and focus on expanding our guest database and targeting capabilities, we now define our digital mix as the channels where we control our communication and interaction with our guests. Our owned digital channels now include In-Shack Kiosks, App and Web platforms, and represented approximately 60% of Shack sales in Q3. As we have communicated in the past, our digital guests visit more frequently and spend more over the course of a year. These efforts help us attract and retain guests and increase lifetime value, and they strengthen the foundation for the loyalty and lifecycle marketing we are building, all while maintaining promotional and pricing discipline. Culinary innovation differentiates Shake Shack and drives guest excitement. While our core burgers, fries, and shakes remain at the center of our menu, we complement them with premium LTOs that aim to drive trial, frequency, and check growth. In July, we introduced our West Coast-inspired platform, which delivered strong guest satisfaction and a robust organic social media response. In September, we launched our premium Reese’s Peanut Butter Cup Shake, featuring our signature chocolate crackable shell, which helped support comp and traffic growth. We closed the quarter by welcoming back our Black Truffle menu, our number one requested LTO, and our innovation pipeline remains strong. We continue to make meaningful progress on Project Catalyst, the technology foundation that will support Shake Shack’s next chapter of growth. Our work across restaurant systems, digital platforms, loyalty capabilities, data infrastructure, and AI tools has one simple goal: making it easier for guests to choose Shake Shack and easier for our teams to deliver great experiences. I am proud of the progress we’re making and thankful to our corporate and restaurant teams for staying focused, working hard, and believing in our future. Their actions to strengthen restaurant operations, deliver culinary innovation, expand our development pipeline, and build scalable marketing and technology capabilities are the reasons we delivered our twenty-third consecutive quarter of same-Shack sales growth and continue to have strong operating margins. We remain focused on executing our strategy and building on this strong foundation to drive continued growth, strengthen our business, and deliver long-term value. November 5, 2026

SHAKE SHACK

ROAD TO 1500

2026 STRATEGIC PRIORITIES	Q3 2026 PROGRESS

(1) BUILD A CULTURE OF LEADERS

WE ARE BUILDING A PIPELINE OF LEADERS TO SUPPORT OUR ROAD TO 1,500 SHACKS.

- Set clear expectations and hold ourselves accountable.
- Empower leaders to make an impact.
- Develop people and grow careers.

(2) OPTIMIZE RESTAURANT AND SUPPLY CHAIN OPERATIONS

WE ARE DRIVING PROFITABILTIY WITH A FOCUS ON DEVELOPING OUR PEOPLE AND ACCOUNTABILITY ON PERFORMANCE.

- Supply chain optimization remains a key opportunity to mitigate cost pressures.
- Strong labor attainment is reducing overtime and supporting margins.
- We continue to advance the technology foundation supporting Shake Shack's next chapter of growth.

(3) DRIVE COMP SALES BEHIND CULINARY, MARKETING, & DIGITAL INNOVATION

OUR GREATEST OPPORTUNITY TO GROW SAME-SHACK SALES IS THROUGH FREQUENCY.

- Targeted media and digital investments continue to drive engagement and traffic.
- Our app remains our strangest traffic driver, with owned digital channels representing ~60% of Shack sales.
- Premium shake innovation, including the Reese's Peanut Butter Cup Shake, continues to support comp and traffic growth.

(4) BUILD & OPERATE OUR SHACKS WITH BEST-IN-CLASS RETURNS

WE ARE GROWING OUR INDUSTRY LEADING CASH-ON-CASH RETURNS.

- Opened 21 new Company-operated Shacks in Q3; 54 YTD vs. 30 last year.
- Entered South Carolina, expanding our footprint to 36 states.
- Maintaining disciplined growth focused on strong long-term returns.

(5) ACCELERATE OUR LICENSED BUSINESS

WE ARE BUILDING THE PIPELINE FOR GROWTH AROUND THE GLOBE.

- Opened 16 licensed Shacks in Q3; 32 YTD.
- Announced entry into Brazil, a major global restaurant market.
- On track to debut in Panama, Vietnam, and regional U.S. casinos with PENN Entertainment in Q4.

(6) INVEST IN LONG-TERM STRATEGIC CAPABILITIES

WE ARE ACCELERATING OUR PACE OF INNOVATION.

- Advancing POS, loyalty, and AI-enabled tools.
- Building loyalty capabilities to deepen guest engagement.
- Targeting Shack upgrades to enhance the guest experience.

LICENSED BUSINESS HIGHLIGHTS

Our Licensing revenue grew 4.7% year-over-year to $15.3m and Licensing sales[1] grew by 8.3% to $236.8m. Our licensed partners delivered a solid quarter despite a challenging global backdrop. While the conflict in the Middle East continued to impact results in the region, those pressures moderated relative to the first half of the year. At the same time, we saw strong performance from new Shacks in U.S. airports, Canada, and the United Kingdom.

We opened 14 net new licensed Shacks in Q3, including 16 new Shack openings and 2 closures. Given our strong development pipeline, we now expect to land at the high end of our 40 to 45 licensed Shack opening range in 2026, bringing Shake Shack to Panama, Vietnam, and U.S. regional casinos with PENN Entertainment in the fourth quarter.

WE GREW LICENSING SALES 8.3% VERSUS LAST YEAR

	3Q25	4Q25	1Q26	2Q26	3Q26
Licensing Sales	$218.7M	$232.7M	$204.3M	$222.4M	$236.8M
YoY Licensing Sales Growth	15%	26%	14%	8%	8%
NSOs	7	17	5	11	16


SHAKE SHACK
Fukuoka, Japan


SHAKE
SHACK
LONDON BRIDGE
TOOLEY STREET
London, United Kingdom


SHAKE SHACK
Toronto, Canada


SHAKE SHACK
Manila, Philippines

Fiscal July 2026

Reading, Berkshire, United Kingdom
Terraza Palacio Santa Fe, Mexico City, Mexico
Hakata Station, Fukuoka, Japan

Fiscal August 2026

Dasan Hyundai Premium Outlet, Gyeonggi, Korea
Oasis Coyoacan, Mexico City, Mexico
Lize Paradise Walk, Beijing, China

Fiscal September 2026

Macleod Trail, Calgary, Canada
Jiuguang Center, Shanghai, China
Robinson's Manila, Manila, Philippines
London Bridge, London, United Kingdom
Terraza Palacio Coyocan, Mexico City, Mexico
Terraza Palacio Perisur, Mexico City, Mexico
Parkway Parade, Singapore
Changying Paradise Walk, Beijing, China
Yonge & Bloor, Toronto, Canada
Koru Florya, Istanbul, Turkey

1. Licensing sales is an operating measure and consists of sales from licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to Licensing revenue based on a percentage of sales from licensed Shacks, as well as certain fees, such as territory fees, opening fees, and termination fees.

AWS AND SAME-SHACK SALES[1]

Third quarter AWS was $75k, down 3.8% year-over-year. The decline in average weekly sales was primarily driven by the rapid expansion of our restaurant base, as newer Shacks continue to ramp toward mature sales volumes and represent a larger portion of the system.



Average Weekly Sales
$78K
$77K
$72K
$78K
$75K
Total YoY Shack Sales Growth
16%
22%
14%
18%
16%
Third Quarter 2025
Fourth Quarter 2025
First Quarter 2026
Second Quarter 2026
Third Quarter 2026

Same-Shack sales grew 2.5% year-over-year in 3Q26, including 0.8% positive traffic. Traffic growth continues to be driven by strength in our third-party delivery and owned digital channels (kiosk, app, and web). Our owned channels are where we capture guest data and build higher lifetime value. We achieved positive same-Shack sales against our toughest prior-year comparison of the year, which included our initial investments in increased marketing and the debut of the Dubai Chocolate Shake.

Price / mix grew 1.7%. Gross pricing across all channels was approximately 4% for the quarter. Mix was pressured as we deliberately invested in guest engagement through targeted offers, promotions, and channel-specific marketing initiatives designed to drive traffic and strengthen value perception. In October, we implemented an additional 1% menu price increase to help offset inflationary pressures.

3Q26 SSS[1,2] UP 2.5% VERSUS PRIOR YEAR



Third Quarter 2025
Fourth Quarter 2025
First Quarter 2026
Second Quarter 2026
Third Quarter 2026
5%
4%
1%
2%
2%
1%
5%
3%
1%
4%
2%
2%
3%
2%
1%
Total SSS %
Traffic %
Price/Mix %

SSS[1,2] BY REGION VERSUS PRIOR YEAR



Third Quarter 2025
Fourth Quarter 2025
First Quarter 2026
Second Quarter 2026
Third Quarter 2026
8%
7%
7%
2%
-1%
6%
3%
2%
2%
-1%
NYC (incl. Manhattan)
South
Midwest
Northeast
West

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are included.
2. To normalize for the 53rd week in fiscal 2025, the compare periods for 2025 have been shifted forward one week from the fiscal calendar, in order to show a more like-for-like comparison

RESTAURANT-LEVEL PROFIT

Restaurant-level costs in the third quarter (covered in more detail on the following pages) were as follows:

- Food and paper costs were 28.3% of Shack sales.
- Labor and related expenses were 25.4% of Shack sales.
- Other operating expenses were 16.1% of Shack sales.
- Occupancy and related expenses were 7.7% of Shack sales.

We delivered another quarter of healthy restaurant-level profitability despite a challenging operating environment. The work we have done over the past several years to strengthen our restaurant operations and supply chain, have improved service levels and delivered productivity across the business. This allows us to balance margin expansion with investments that support traffic growth, strengthen our value proposition, and enhance the guest experience.

Restaurant-level Profit[1] ($)

Restaurant-level profit grew 13.8% year-over-year.


$81M
$87M
$75M
$93M
$92M
3Q25
4Q25
1Q26
2Q26
3Q26

Restaurant-level Profit Margin[1] (%)

Restaurant-level profit margin decreased 30 bps year-over-year.


22.8%
22.7%
21.2%
23.0%
22.5%
3Q25
4Q25
1Q26
2Q26
3Q26








Stand For

1. Restaurant-level profit and Restaurant-level profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter.

8

RESTAURANT-LEVEL PROFIT
FOOD & PAPER COSTS

Food and paper costs **("COGS")** were 28.3% of Shack sales in the third quarter, down 100 bps year-over-year. The percentage decrease year over year was mainly driven by menu price and lower commodity costs, partially offset by promotional activity during the quarter. Blended food and paper costs declined by low single digits in the third quarter, as lower costs across buns, chicken, and dairy more than offset continued elevated beef costs.


COGS as a % of Shack Sales
29.3%
28.7%
28.3%
28.8%
28.3%
3Q25
4Q25
1Q26
2Q26
3Q26

- Beef, which is approximately 35% of our food and paper basket, up low-single-digits year-over-year in Q3.
- Total food inflation down low-single-digits year-over-year in Q3, representing approximately 90% of our food and paper basket.
- Paper and packaging inflation was down low-single-digits year-over-year in Q3, approximately 10% of our food and paper basket.
- Total blended food & paper inflation down low-single-digits year-over-year in Q3.

RESTAURANT-LEVEL PROFIT
LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor")
were 25.4% of Shack sales in the third quarter, up 50 bps year-over-year primarily reflecting investments in the team member experience and delivering strong guest satisfaction. Accordingly, we take a disciplined approach to labor, ensuring our Shacks are staffed to deliver the level of hospitality and execution our guests expect while continuing to drive productivity and efficiency.

Labor as a % of Shack Sales



24.9%
25.4%
26.2%
25.1%
25.4%
3Q25
4Q25
1Q26
2Q26
3Q26

Other Opex as a % of Shack Sales



15.2%
15.5%
16.2%
15.6%
16.1%
3Q25
4Q25
1Q26
2Q26
3Q26

Other operating expenses ("Other opex") were 16.1% of Shack sales in the third quarter, up 90 bps year-over-year. The increase was driven primarily by higher delivery commissions, reflecting the strength of our delivery business and traffic-driving channel investments, as well as the impact of the accelerating cadence of new Shack openings.

Occupancy and related expenses **("Occupancy")** were 7.7% of Shack sales in the third quarter, flat year-over-year.

Occupancy as a % of Shack Sales



7.7%
7.6%
8.1%
7.5%
7.7%
3Q25
4Q25
1Q26
2Q26
3Q26

10

G&A Expenses Third quarter General and administrative (“G&A”) expenses were $45.0m, 10.6% of Total revenue, an increase of $0.6m compared to the prior year. The year-over-year increase primarily reflects investments in our team members and technology capabilities, partially offset by efficiencies in our marketing spend. $27M $26M $29M $31M $33M 3Q25 4Q25 1Q26 2Q26 3Q26 Depreciation and Amortization Expense $5M $5M $7M $7M $7M 3Q25 4Q25 1Q26 2Q26 3Q26 Pre-opening Costs A D D I T I O N A L E X P E N S E S & A D J U S T E D E B I T D A 1. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Adjusted EBITDA increased 16.0% year-over-year to $62.8m, or 14.8% of Total revenue – 10 bps higher than last year. EBITDA adjustments for 3Q26 totaled $6.0m, consisting of (i) equity-based compensation of $5.0m, (ii) impairments, loss on disposal of assets, and Shack closures of $0.6m, (iii) $0.3m of amortization of cloud-based software implementation costs, and (iv) $0.1m of other expenses for professional fees related to non-recurring matters. Adjusted EBITDA1 11 Depreciation and amortization expense was $32.9m. We continue to see an increase in depreciation year-over-year as a result of more Company-operated Shack openings and new technology investments. Pre-opening costs were $7.0m. Pre-opening costs continue to be higher year-over-year, driven by the higher volume of Shacks openings and investments to support our expanding pipeline. $44M $51M $54M $48M $45M 3Q25 4Q25 1Q26 2Q26 3Q26 $54M $56M $37M $61M $63M 14.7% 14.0% 10.1% 14.7% 14.8% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% $0 $10 $20 $30 $40 $50 $60 $70 3Q25 4Q25 1Q26 2Q26 3Q26 % label indicates Adjusted EBITDA margin

FINANCIAL OUTLOOK

Fiscal year 2026 guidance is derived from preliminary, unaudited results based on information currently available to the Company. We factor in an assumption around a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and do not reflect any change in the current environment including potential changes to tariffs, amongst other factors. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Annual Report on Form 10-K for the fiscal year ending December 30, 2026.

FY 2026 Guidance

Company-operated openings	60 – 65
Licensed openings	40 – 45
Total revenue	$1.6b – $1.7b
Licensing revenue	$57.0m - $59.0m
Same-Shack sales[1] versus 2025	+ LSD %
Restaurant-level profit margin	22.0% - 23.0%
General and administrative expenses	12.0% to 13.0% of Total revenue
Equity-based compensation[2]	~$20m
Depreciation and amortization expense	$124m - $128m
Pre-opening costs	$26m – $28m
Net income	$45m - $55m
Adjusted EBITDA	$225m - $235m
Adjusted Pro Forma Tax Rate	25% - 27%

1. To normalize for the 53rd week in fiscal 2025, the compare periods for 2025 have been shifted forward one week from the fiscal calendar, in order to show a more like-for-like comparison.
2. Equity-based compensation is comprised of $17m in G&A and $3m in Restaurant-level profit .

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 31, 2025, our other Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

Restaurant-level profit margin, Adjusted EBITDA and Adjusted Pro Forma Tax Rate are non-GAAP measures. The Company is not able to reconcile the guided non-GAAP estimates to the most directly comparable GAAP financial measures without unreasonable effort because it is unable to predict, forecast or determine the probable significance of various reconciling items with a reasonable degree of accuracy.



13

Financial Details & Definitions

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 15 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's growth, including its long-term growth goals, strategic initiatives and priorities, development programs, and full year fiscal 2026 financial guidance. Forward looking statements discuss the Company's current expectations, targets and projections relating to the Company's financial position, results of operations, plans, objectives, future performance and business, including strategic priorities, expected development targets, and expected financial results and operating performance for fiscal 2026. Forward-looking statements reflect the Company’s current expectations and projections with respect to future events and are based on certain assumptions and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from trends, plans, or expectations set forth in the forward-looking statements. relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "target," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, interest rates, the impact of tariffs, volatility in financial markets and broader macroeconomic conditions, the impact of Shack closures, the impact of ongoing conflicts and related developments in the Middle East, the Company's management of its digital capabilities and expansion into delivery, as well as its kiosk, drive-thru and multiple format investments, risks associated with cyberattacks, data security and technology systems disruptions, the impact of adverse weather conditions, changes in consumer spending patterns, volatility in tourism and consumer travel, the Company's ability to maintain and grow sales at its existing Shacks, the performance and profitability of newly opened Shacks and licensed Shacks, risks associated with the Company's international licensing operations, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission ("SEC") and the Company's subsequent Quarterly Reports on Form 10-Q and other SEC filings. There can be no assurance that the results or developments currently anticipated by the Company will be realized. All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 16 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees, opening fees, and termination fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of Company- operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense, and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Restaurant-level profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. "Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEFINITIONS

Percentage Range Definitions[1]

Range	Percent
LSD	0.5% - 3.9%
MSD	4% - 6.9%
HSD	7% - 9.9%
Low Teens	10.0% - 13.9%
Mid Teens	14.0% - 16.9%
High Teens	17.0% - 19.9%

1. Ranges shown on a positive basis; equivalent thresholds apply to negative variances, with ~0% representing flat performance.

17

DEVELOPMENT HIGHLIGHTS

	Thirteen Weeks Ended September 30, 2026		
	Company-operated	Licensed	System Wide
Shack counts at the beginning of period	406	297	703
Openings	21	16	37
Permanent closures	-	(2)	(2)
Shack counts at the end of period	427	311	738
Shacks in the comparable base	304		

	Thirty-Nine Weeks Ended September 30, 2026		
	Company-operated	Licensed	System Wide
Shack counts at the beginning of period	373	286	659
Openings	54	32	86
Permanent closures	-	(7)	(7)
Shack counts at the end of period	427	311	738
Shacks in the comparable base	304		

18

B A L A N C E S H E E T S ( U N A U D I T E D ) 19 September 30, December 31, 2026 2025 ASSETS Current assets: Cash and cash equivalents 319,004$ 360,123$ Accounts receivable, net 30,563 32,962 Inventories 7,562 7,182 Prepaid expenses and other current assets 40,242 30,080 Total current assets 397,371 430,347 Property and equipment, net of accumulated depreciation of $630,566 and $551,004 respectively. 695,791 625,851 Operating lease assets 568,563 507,253 Deferred income taxes, net 315,438 322,385 Other assets 8,132 10,373 TOTAL ASSETS 1,985,295$ 1,896,209$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 25,085$ 24,747$ Accrued expenses 82,599 103,354 Accrued wages and related liabilities 24,375 25,481 Operating lease liabilities, current 69,850 63,553 Other current liabilities 29,043 27,783 Total current liabilities 230,952 244,918 Long-term debt 248,517 247,731 Long-term operating lease liabilities 639,888 575,138 Liabilities under tax receivable agreement, net of current portion 244,030 244,463 Other long-term liabilities 27,095 30,210 Total liabilities 1,390,482 1,342,460 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 40,415,423 and 40,254,281 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively. 40 40 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,385,789 and 2,434,789 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively. 2 2 Additional paid-in capital 459,366 452,577 Retained earnings 104,585 72,709 Accumulated other comprehensive loss (6) (1) Total stockholders' equity attributable to Shake Shack, Inc. 563,987 525,327 Non-controlling interests 30,826 28,422 Total equity 594,813 553,749 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,985,295$ 1,896,209$ (in thousands, except share and per share amounts)

STATEMENTS OF INCOME
(UNAUDITED)

(in thousands, except per share amounts)	Thirteen Weeks Ended September 30, 2026			Thirteen Weeks Ended September 24, 2025			Thirty-Nine Weeks Ended September 30, 2026			Thirty-Nine Weeks Ended September 24, 2025		
Shack sales	$	408,026	96.4%	$	352,846	96.0%	$	1,165,510	96.5%	$	1,005,908	96.3%
Licensing revenue		15,247	3.6%		14,565	4.0%		42,118	3.5%		38,867	3.7%
TOTAL REVENUE		423,273	100.0%		367,411	100.0%		1,207,628	100.0%		1,044,775	100.0%
Shack-level operating expenses[(1)]:												
Food and paper costs		115,276	28.3%		103,461	29.3%		331,575	28.4%		286,119	28.4%
Labor and related expenses		103,823	25.4%		88,033	24.9%		297,766	25.5%		262,759	26.1%
Other operating expenses		65,828	16.1%		53,779	15.2%		186,458	16.0%		152,809	15.2%
Occupancy and related expenses		31,366	7.7%		26,995	7.7%		90,171	7.7%		77,219	7.7%
General and administrative expenses		44,989	10.6%		44,381	12.1%		146,918	12.2%		125,692	12.0%
Depreciation and amortization expense		32,930	7.8%		27,079	7.4%		92,767	7.7%		80,167	7.7%
Pre-opening costs		6,978	1.6%		4,625	1.3%		20,486	1.7%		12,798	1.2%
Impairments, loss on disposal of assets, and Shack closures		601	0.1%		510	0.1%		1,893	0.2%		3,448	0.3%
TOTAL EXPENSES		401,791	94.9%		348,863	95.0%		1,168,034	96.7%		1,001,011	95.8%
INCOME FROM OPERATIONS		21,482	5.1%		18,548	5.0%		39,594	3.3%		43,764	4.2%
Other income, net		2,459	0.6%		3,103	0.8%		7,804	0.6%		8,924	0.9%
Interest expense		(567)	(0.1)%		(504)	(0.1)%		(1,668)	(0.1)%		(1,615)	(0.2)%
INCOME BEFORE INCOME TAXES		23,374	5.5%		21,147	5.8%		45,730	3.8%		51,073	4.9%
Income tax expense		5,607	1.3%		7,436	2.0%		11,375	0.9%		14,366	1.4%
NET INCOME		17,767	4.2%		13,711	3.7%		34,355	2.8%		36,707	3.5%
Less: Net income attributable to non-controlling interests		1,281	0.3%		1,210	0.3%		2,479	0.2%		2,813	0.3%
NET INCOME ATTRIBUTABLE TO SHAKE SHACK INC.	$	16,486	3.9%	$	12,501	3.4%	$	31,876	2.6%	$	33,894	3.2%
Earnings per share of Class A common stock:												
Basic	$	0.41		$	0.31		$	0.79		$	0.84	
Diluted	$	0.39		$	0.30		$	0.76		$	0.81	
Weighted-average shares of Class A common stock outstanding:												
Basic		40,399			40,250			40,349			40,199	
Diluted		41,910			41,874			41,885			41,852	

(1) As a percentage of Shack sales.

20

C A S H F L O W S TAT E M E N T S ( U N A U D I T E D ) 21 September 30, September 24, (in thousands) 2026 2025 OPERATING ACTIVITIES Net income (including amounts attributable to non-controlling interests) 34,355$ 36,707$ Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization expense 92,767 80,167 Amortization of debt issuance costs 786 786 Amortization of cloud computing assets 1,334 1,676 Non-cash operating lease cost 77,313 64,489 Equity-based compensation 14,077 14,173 Deferred income taxes 7,474 9,238 Non-cash interest 41 31 Impairments, loss on disposal of assets, and Shack closures 1,893 3,448 Changes in operating assets and liabilities: Accounts receivable 2,399 (925) Inventories (380) (297) Prepaid expenses and other current assets (6,980) (4,134) Other assets (2,644) (4,634) Accounts payable 973 (610) Accrued expenses (19,056) 22,078 Accrued wages and related liabilities (1,106) 524 Other current liabilities (788) (1,377) Operating lease liabilities (67,379) (65,713) Other long-term liabilities 953 3,592 NET CASH PROVIDED BY OPERATING ACTIVITIES 136,032 159,219 INVESTING ACTIVITIES Purchases of property and equipment (162,405) (106,697) NET CASH USED IN INVESTING ACTIVITIES (162,405) (106,697) FINANCING ACTIVITIES Payments on principal of finance leases (4,999) (4,013) Deferred financing costs - (10) Distributions paid to non-controlling interest holders (2,931) (1,758) Payments under tax receivable agreement, including interest (977) (37) Net proceeds from stock option exercises 69 123 Employee withholding taxes related to net settled equity awards (5,903) (9,784) NET CASH USED IN FINANCING ACTIVITIES (14,741) (15,479) Effect of exchange rate changes on cash and cash equivalents (5) - INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS (41,119) 37,043 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 360,123 320,714 CASH AND CASH EQUIVALENTS AT END OF PERIOD 319,004$ 357,757$

R E S TA U R A N T - L E V E L P R O F I T D E F I N I T I O N S 22 Restaurant-Level Profit “Restaurant-level profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. Restaurant-level Profit Margin "Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Restaurant-level profit and Restaurant-level profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Restaurant-level profit and Restaurant-level profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Restaurant-level profit and Restaurant-level profit ovides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision-making. Limitations of the Usefulness of this Measure Restaurant-level profit and Restaurant-level profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Restaurant-level profit and Restaurant-level profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Restaurant-level profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Restaurant-level profit and Restaurant-level profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Restaurant-level profit to operating income, the most directly comparable GAAP financial measure, is set forth on next slide.

RESTAURANT-LEVEL PROFIT

(dollar amounts in thousands)	Thirteen Weeks Ended September 30, 2026	Thirteen Weeks Ended September 24, 2025	Thirty-Nine Weeks Ended September 30, 2026	Thirty-Nine Weeks Ended September 24, 2025
Income from operations	$ 21,482	$ 18,548	$ 39,594	$ 43,764
Less:				
Licensing revenue	15,247	14,565	42,118	38,867
Add:				
General and administrative expenses	44,989	44,381	146,918	125,692
Depreciation and amortization expense	32,930	27,079	92,767	80,167
Pre-opening costs	6,978	4,625	20,486	12,798
Impairments, loss on disposal of assets, and Shack closures	601	510	1,893	3,448
Restaurant-level profit	$ 91,733	$ 80,578	$ 259,540	$ 227,002
Total revenue	$ 423,273	$ 367,411	$ 1,207,628	$ 1,044,775
Less: Licensing revenue	15,247	14,565	42,118	38,867
Shack sales	$ 408,026	$ 352,846	$ 1,165,510	$ 1,005,908
Restaurant-level profit margin(1)	22.5%	22.8%	22.3%	22.6%

(1) As a percentage of Shack sales.

23

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud- based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T DA D E F I N I T I O N S 24

A DJ U S T E D E B I T DA 25 (dollar amounts in thousands) September 30, 2026 September 24, 2025 September 30, 2026 September 24, 2025 Net income 17,767$ 13,711$ 34,355$ 36,707$ Depreciation and amortization expense 32,930 27,079 92,767 80,167 Interest expense, net 525 472 1,509 1,495 Income tax expense 5,607 7,436 11,375 14,366 EBITDA 56,829$ 48,698$ 140,006$ 132,735$ Equity-based compensation 4,995 4,423 14,077 14,173 Amortization of cloud-based software implementation costs 291 510 1,334 1,676 Impairments, loss on disposal of assets, and Shack closures 601 510 1,893 3,448 Executive transition costs(1) 31 - 2,282 414 Legal settlements(2) - - 848 983 Restatement costs(3) - - - 354 Other(4) 47 - 520 3 Adjusted EBITDA 62,794$ 54,141$ 160,960$ 153,786$ Adjusted EBITDA margin (5) 14.8% 14.7% 13.3% 14.7% (1) (2) (3) (4) Amounts related to the conflict in the Middle East and expenses incurred for professional fees related to non-recurring matters. (5) Calculated as a percentage of Total revenue, which was $423.3 million and $1,207.6 million for the thirteen and thirty-nine weeks ended September 30, 2026, respectively, and $367.4 million and $1,044.8 million for the thirteen and thirty-nine weeks ended September 24, 2025, respectively. Expenses incurred in connection with the termination, search, and hiring of certain executive positions. Thirteen Weeks Ended Thirty-Nine Weeks Ended Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K. Expenses incurred to establish accruals related to the settlements of legal matters.

Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share Adjusted pro forma net income represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non- recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma earnings per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should not be considered alternatives to Net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income attributable to Shake Shack Inc. Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A DJ U S T E D P R O F O R M A N E T I N C O M E A N D E A R N I N G S P E R S H A R E D E F I N I T I O N S 26

ADJUSTED PRO FORMA NET INCOME AND EARNINGS PER SHARE

(in thousands, except per share amounts)	Thirteen Weeks Ended September 30, 2026	Thirteen Weeks Ended September 24, 2025	Thirty-Nine Weeks Ended September 30, 2026	Thirty-Nine Weeks Ended September 24, 2025
Numerator:				
Net income attributable to Shake Shack Inc.	$ 16,486	$ 12,501	$ 31,876	$ 33,894
Adjustments:				
Reallocation of Net income attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	1,281	1,210	2,479	2,813
Impairment charges and Shack closures(2)	32	(44)	67	1,904
Executive transition costs(3)	31	-	2,282	414
Legal settlements(4)	-	-	848	983
Restatement costs(5)	-	-	-	354
Other(6)	47	-	520	3
Tax impact of above adjustments(7)	(123)	2,187	(1,325)	1,363
Adjusted pro forma net income	$ 17,754	$ 15,854	$ 36,747	$ 41,728
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted	41,910	41,874	41,885	41,852
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock(1)	2,400	2,437	2,420	2,443
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted	44,310	44,311	44,305	44,295
Adjusted pro forma earnings per fully exchanged share—diluted	$ 0.40	$ 0.36	$ 0.83	$ 0.94

	Thirteen Weeks Ended September 30, 2026	Thirteen Weeks Ended September 24, 2025	Thirty-Nine Weeks Ended September 30, 2026	Thirty-Nine Weeks Ended September 24, 2025
Earnings per share of Class A common stock—diluted	$ 0.39	$ 0.30	$ 0.76	$ 0.81
Assumed exchange of LLC Interests for shares of Class A common stock(1)	0.01	0.01	0.02	0.02
Non-GAAP adjustments(8)	-	0.05	0.05	0.11
Adjusted pro forma earnings per fully exchanged share—diluted	$ 0.40	$ 0.36	$ 0.83	$ 0.94

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2) Expenses incurred related to Shack closures and impairment charges during fiscal 2024 and fiscal 2025.

(3) Expenses incurred in connection with the termination, search, and hiring of certain executive positions.

(4) Expenses incurred to establish accruals related to the settlements of legal matters.

(5) Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K.

(6) Amounts related to the conflict in the Middle East and expenses incurred for professional fees related to non-recurring matters.

(7) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 24.4% and 25.7% for the thirteen and thirty-nine weeks ended September 30, 2026, respectively, and 24.9% and 23.8% for the thirteen and thirty-nine weeks ended September 24, 2025, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(8) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted pro forma net income above, for additional information.

27

Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 28

2026 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended September 30, 2026 Income Tax Expense	Income Before Income Taxes	Effective Tax Rate	Thirty-Nine Weeks Ended September 30, 2026 Income Tax Expense	Income Before Income Taxes	Effective Tax Rate
As reported	$ 5,607	$ 23,374	24.0%	$ 11,375	$ 45,730	24.9%
Non-GAAP adjustments (before tax):						
Executive transition costs	-	31	-	-	2,282	-
Legal settlements	-	-	-	-	848	-
Impairment charge and Shack closures	-	32	-	-	67	-
Other Adjustments	-	47	-	-	520	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	123	-	-	1,325	-	-
Adjusted pro forma	**$ 5,730**	**$ 23,484**	**24.4%**	**$ 12,700**	**$ 49,447**	**25.7%**
Less:						
Net tax impact from stock-based compensation	(58)	-	-	(528)	-	-
Adjusted pro forma	**$ 5,672**	**$ 23,484**	**24.2%**	**$ 12,172**	**$ 49,447**	**24.6%**

2025 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended September 24, 2025 Income Tax Expense	Income Before Income Taxes	Effective Tax Rate	Thirty-Nine Weeks Ended September 24, 2025 Income Tax Expense	Income Before Income Taxes	Effective Tax Rate
As reported	$ 7,436	$ 21,147	35.2%	$ 14,366	$ 51,073	28.1%
Non-GAAP adjustments (before tax):						
Legal settlements	-	-	-	-	983	-
Executive transition costs	-	-	-	-	414	-
Impairment charge and Shack closures	-	(44)	-	-	1,904	-
Restatement costs	-	-	-	-	354	-
Other Adjustments	-	-	-	-	3	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(2,187)	-	-	(1,363)	-	-
Adjusted pro forma	**$ 5,249**	**$ 21,103**	**24.9%**	**$ 13,003**	**$ 54,731**	**23.8%**
Less:						
Net tax impact from stock-based compensation	42	-	-	566	-	-
Adjusted pro forma	**$ 5,291**	**$ 21,103**	**25.1%**	**$ 13,569**	**$ 54,731**	**24.8%**

29

INVESTOR CONTACT Alison Sternberg, Shake Shack Head of Investor Relations (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Corey Gee, Shake Shack cblumenthal@shakeshack.com CONTACT INFORMATION